EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                          CUMBERLAND TECHNOLOGIES, INC.

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                                                                                            Year Ended December 31,
                                                                          ----------------------------------------------------------
                                                                                2001                     2000                   1999
                                                                          ----------------------------------------------------------
Average shares outstanding ...................................              5,589,167               5,528,849              5,475,613
Dilutive stock options .......................................                 22,500                 113,500                134,500
                                                                          -----------             -----------            -----------
Totals .......................................................              5,611,667               5,642,349              5,610,113
                                                                          ===========             ===========            ===========
Income (loss) before extraordinary gain ......................            $  (100,242)            $ 1,041,749            $ 1,148,070
Extraordinary gain ...........................................                158,610                    --                     --
                                                                          -----------             -----------            -----------
Net income ...................................................            $    58,368             $ 1,041,749            $ 1,148,070
                                                                          ===========             ===========            ===========
Income per diluted share:
------------------------
Income (loss) before extraordinary gain ......................            $     (0.02)            $      0.19            $      0.21
Extraordinary gain ...........................................                   0.03                    --                     --
                                                                          -----------             -----------            -----------
Net income ...................................................            $      0.01             $      0.19            $      0.21
                                                                          ===========             ===========            ===========



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